UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2009

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)             Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement

As of June 2, 2009, pursuant to approval from its board of directors, HuntMountain Resources Ltd. (“the Company”) has obtained an unsecured loan for multiple advances up to $5,000,000 (“the June 2009 Note”) from Hunt Family Limited Partnership (“HFLP”). The June 2009 Loan supersedes and replaces the shareholder loan owed to HFLP that had a balance of $3,198,510 on March 31, 2009.

The June 2009 Note, which matures on December 31, 2009, bears interest at a rate of eleven percent (11%) per annum. All principal and accrued interest balances due pursuant to the June 2009 Note are convertible at the option of the holder into units of the Company’s common stock, at a conversion price of $0.10 per unit, where each unit consists of one share and one warrant to purchase a common share. Each warrant issued pursuant to conversion of the June 2009 Note shall have an exercise price of $0.10 per share and a seven (7) year expiration from the date of issuance.

In addition, concurrently and in consideration for the issuance of the June 2009 Note, all 46,401,248 warrants previously issued to HFLP pursuant to the conversion of Notes shall be cancelled and an equal number of warrants to acquire common shares at an exercise price of $0.10 and a maturity date of April 22, 2016 shall be issued.

Lastly, concurrently and in consideration for the issuance of the June 2009 Note the Company granted to HFLP a 3% Net Smelter Royalty (“NSR”) on all of the Company’s resource properties in Mexico, past, present and future.

Item 1.02 Termination of a Material Definitive Agreement

On June 2, 2009 the parties terminated the shareholder loan agreement between HFLP and the Company as disclosed in our Form 10-K for the year ended December 31, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As of June 2, 2009, pursuant to approval from its board of directors, the Company has obtained an unsecured loan for multiple advances up to $5,000,000 HFLP. The June 2009 Loan supersedes and replaces the shareholder loan owed to HFLP that had a balance of $3,198,510 on March 31, 2009.

The June 2009 Note, which matures on December 31, 2009, bears interest at a rate of eleven percent (11%) per annum. All principal and accrued interest balances due pursuant to the June 2009 Note are convertible at the option of the holder into units of the Company’s common stock, at a conversion price of $0.10 per unit, where each unit consists of one share and one warrant to purchase a common share. Each warrant issued pursuant to conversion of the June 2009 Note shall have an exercise price of $0.10 per share and a seven (7) year expiration from the date of issuance.

In addition, concurrently and in consideration for the issuance of the June 2009 Note, all 46,401,248 warrants previously issued to HFLP pursuant to the conversion of Notes shall be cancelled and an equal number of warrants to acquire common shares at an exercise price of $0.10 and a maturity date of April 22, 2016 shall be issued.

Lastly, concurrently and in consideration for the issuance of the June 2009 Note the Company granted to HFLP a 3% Net Smelter Royalty (“NSR”) on all of the Company’s resource properties in Mexico, past, present and future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2009	By:	/s/ Bryn Harman
Bryn Harman, CFA
Chief Financial Officer